Exhibit 4.1

SECOND SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of October 28, 2015, among Asbury Automotive Group, Inc., a Delaware corporation (the “Company”), the subsidiary guarantors listed on Schedule I hereto (the “Guarantors”) and The U.S. Bank National Association, as trustee (or its permitted successor) under the Indenture referred to below (the “Trustee”). All capitalized terms not defined herein shall have the meanings ascribed to them in the Indenture (as defined below).

WHEREAS, the Company and the Guarantors have heretofore executed and delivered to the Trustee an indenture, dated as of December 4, 2014 (as supplemented by the First Supplemental Indenture, dated as of July 29, 2015, together the “Indenture”);

WHEREAS, pursuant to the terms of the Indenture, the Company issued $400,000,000 in aggregate principal amount of 6.0% Senior Subordinated Notes due 2024 on December 4, 2014 (the “Existing Notes”);

WHEREAS, pursuant to the terms of the Indenture and this Supplemental Indenture, the Company desires to issue an additional $200,000,000 in aggregate principal amount of its 6.0% Senior Subordinated Notes due 2024 (the “Additional Notes”) under the Indenture and this Supplemental Indenture, to be authenticated and delivered as provided in the Indenture and this Supplemental Indenture;

WHEREAS, the Company desires that the Additional Notes form a single series voting together as one class and ranking equally with the Existing Notes;

WHEREAS, Section 2.14 of the Indenture provides that the Company may issue the Additional Notes, which shall have substantially identical terms as the Existing Notes, other than with respect to the date of issuance and the issue price;

WHEREAS, Section 9.01(k) of the Indenture provides that the Company, the Guarantors and the Trustee, as applicable, may amend or supplement the Indenture, the Subsidiary Guarantees or the Existing Notes without the consent of any Holder of an Existing Note to provide for the issuance of the Additional Notes in accordance with the terms of the Indenture and this Supplemental Indenture;

WHEREAS, for the purposes hereinabove recited, and pursuant to a Board Resolution and due corporate action, the Company has duly determined to execute and deliver to the Trustee this Supplemental Indenture;

WHEREAS, the Company has requested that the Trustee execute and deliver this Supplemental Indenture; and

WHEREAS, all conditions and requirements necessary to the execution and delivery of this Supplemental Indenture have been done and performed, and the execution and delivery hereof has been in all respects duly authorized.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. ADDITIONAL NOTES.

(a) Pursuant to Section 2.14 of the Indenture, the Company hereby authorizes the issuance of the Additional Notes in the principal amount of $200,000,000.

(b) The Additional Notes will form a single series voting together as one class and ranking equally with the Existing Notes, to which such Additional Notes are substantially identical in all terms and conditions other than with respect to date of issuance and issue price. All of the Additional Notes issued under the Indenture will, when issued, be subject to and be entitled to the benefit of all of the terms, conditions and provisions of the Indenture and this Supplemental Indenture.

(c) The Company shall execute and the Trustee shall, pursuant to an Authentication Order, as defined in the Indenture, delivered as of the date hereof, authenticate the Additional Notes in substantially the form included in the Indenture.

3. RATIFICATION. Except as expressly amended by this Supplemental Indenture, each provision of the Indenture shall remain in full force and effect, and the Indenture is in all respects agreed to, ratified and confirmed by each of the Company, the Guarantors and the Trustee, Registrar and Paying Agent.

4. NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS. No past, present or future director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or such Guarantor under the Additional Notes, the Subsidiary Guarantees, this Supplemental Indenture, or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting an Additional Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Additional Notes.

5. GOVERNING LAW. THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE, THE ADDITIONAL NOTES AND THE SUBSIDIARY GUARANTEES.

6. NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS. This Supplemental Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person other than the Indenture. Any such indenture, loan or debt agreement other than the Indenture may not be used to interpret this Supplemental Indenture.

7. SUCCESSORS. All agreements of the Company in this Supplemental Indenture and the Additional Notes shall bind its successors. All agreements of the Trustee in this Supplemental Indenture shall bind its successors. All agreements of each Guarantor in this Supplemental Indenture shall bind its successors, except as otherwise provided in Section 11.05 of the Indenture.

8. COUNTERPARTS. This Supplemental Indenture may be executed in two or more separate counterparts. Each executed counterpart shall be an original, but all of them together represent the same agreement.

9. HEADINGS. The Headings of the Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

10. BENEFITS OF INDENTURE. Nothing in this Supplemental Indenture, the Indenture, the Additional Notes or the Subsidiary Guarantees, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the holders of Senior Debt and the Holders, any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture, the Additional Notes or the Subsidiary Gurantees.

11. WAIVER OF JURY TRIAL. EACH OF THE COMPANY, THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE ADDITIONAL NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

12. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company and the Guarantors.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

ASBURY AUTOMOTIVE GROUP, INC.
ASBURY AUTOMOTIVE GROUP, LLC,
as Guarantor

By:	/s/ Keith R. Style
	Name:	Keith R. Style
	Title:	Senior Vice President and Chief Financial Officer

EACH GUARANTOR LISTED ON SCHEDULE I HERETO

By:	/s/ Keith R. Style
	Name:	Keith R. Style
	Title:	Chief Financial Officer

[Signature page to Supplemental Indenture]

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ David Ferrell
	Name:	David Ferrell
	Title:	Vice President

[Signature page to Supplemental Indenture]

SCHEDULE 1

AF MOTORS, L.L.C.

ANL, L.P.

Arkansas Automotive Services, L.L.C.

Asbury AR Niss L.L.C.

Asbury Atlanta AC L.L.C.

Asbury Atlanta AU L.L.C.

Asbury Atlanta BM L.L.C.

Asbury Atlanta Chevrolet L.L.C.

Asbury Atlanta Ford, LLC

Asbury Atlanta Hon L.L.C.

ASBURY ATLANTA HUND L.L.C.

Asbury Atlanta Inf L.L.C.

Asbury Atlanta Infiniti L.L.C.

Asbury Atlanta Jaguar L.L.C.

ASBURY ATLANTA K L.L.C.

Asbury Atlanta Lex L.L.C.

Asbury Atlanta Nis L.L.C.

ASBURY ATLANTA TOY 2 L.L.C.

Asbury Atlanta Toy L.L.C.

Asbury Atlanta VB L.L.C.

Asbury Atlanta VL L.L.C.

Asbury Automotive Arkansas Dealership Holdings L.L.C.

Asbury Automotive Arkansas L.L.C.

ASBURY AUTOMOTIVE ATLANTA II L.L.C.

Asbury Automotive Atlanta L.L.C.

Asbury Automotive Brandon, L.P.

Asbury Automotive Central Florida, L.L.C.

Asbury Automotive Deland, L.L.C.

Asbury Automotive Fresno L.L.C.

Asbury Automotive Jacksonville GP L.L.C.

Asbury Automotive Jacksonville, L.P.

Asbury Automotive Management L.L.C.

Asbury Automotive Mississippi L.L.C.

Asbury Automotive North Carolina Dealership Holdings L.L.C.

Asbury Automotive North Carolina L.L.C.

Asbury Automotive North Carolina Management L.L.C.

Asbury Automotive North Carolina Real Estate Holdings L.L.C.

Asbury Automotive Oregon L.L.C.

Asbury Automotive Southern California L.L.C.

ASBURY AUTOMOTIVE ST. LOUIS II L.L.C.

Asbury Automotive St. Louis, L.L.C.

Asbury Automotive Tampa GP L.L.C.

ASBURY AUTOMOTIVE TAMPA, L.P.

Asbury Automotive Texas L.L.C.

Asbury Automotive Texas Real Estate Holdings L.L.C.

Asbury CH Motors L.L.C.

Asbury Deland Hund, LLC

Asbury Deland Imports 2, L.L.C.

Asbury Fresno Imports L.L.C.

Asbury Ft. Worth Ford, LLC

Asbury Jax AC, LLC

Asbury Jax Ford, LLC

Asbury Jax Holdings, L.P.

Asbury Jax Hon L.L.C.

Asbury Jax K L.L.C.

Asbury Jax Management L.L.C.

Asbury Jax VW L.L.C.

ASBURY MS CHEV L.L.C.

Asbury MS Gray-Daniels L.L.C.

Asbury No Cal Niss L.L.C.

Asbury Sacramento Imports L.L.C.

Asbury SC JPV L.L.C.

Asbury SC LEX L.L.C.

Asbury SC TOY L.L.C.

ASBURY SO CAL DC L.L.C.

ASBURY SO CAL HON L.L.C.

Asbury So Cal Niss L.L.C.

Asbury South Carolina Real Estate Holdings L.L.C.

Asbury St. Louis Cadillac L.L.C.

ASBURY ST. LOUIS FSKR, L.L.C.

Asbury St. Louis Lex L.L.C.

Asbury St. Louis LR L.L.C.

Asbury St. Louis M L.L.C.

Asbury Tampa Management L.L.C.

ASBURY TEXAS D FSKR, L.L.C.

ASBURY TEXAS H FSKR, L.L.C.

Asbury-Deland Imports, L.L.C.

Atlanta Real Estate Holdings L.L.C.

Avenues Motors, Ltd.

Bayway Financial Services, L.P.

BFP Motors L.L.C.

C & O PROPERTIES, LTD.

Camco Finance II L.L.C.

CFP MOTORS L.L.C.

CH MOTORS L.L.C.

CHO Partnership, LTD.

CK CHEVROLET L.L.C.

CK Motors LLC

CN MOTORS L.L.C.

Coggin Automotive Corp.

COGGIN CARS L.L.C.

Coggin Chevrolet L.L.C.

Coggin Management, L.P.

CP-GMC MOTORS L.L.C.

Crown Acura/Nissan, LLC

Crown CHH L.L.C.

Crown CHO L.L.C.

Crown CHV L.L.C.

Crown FDO L.L.C.

Crown FFO Holdings L.L.C.

Crown FFO L.L.C.

Crown GAC L.L.C.

Crown GBM L.L.C.

Crown GCA L.L.C.

Crown GDO L.L.C.

Crown GHO L.L.C.

Crown GNI L.L.C.

Crown GPG L.L.C.

Crown GVO L.L.C.

Crown Honda, LLC

Crown Motorcar Company L.L.C.

CROWN PBM L.L.C.

Crown RIA L.L.C.

Crown RIB L.L.C.

Crown SJC L.L.C.

Crown SNI L.L.C.

CSA Imports L.L.C.

ESCUDE-NN L.L.C.

ESCUDE-NS L.L.C.

ESCUDE-T L.L.C.

Florida Automotive Services L.L.C.

HFP Motors L.L.C.

JC Dealer Systems, LLC

KP Motors L.L.C.

McDavid Austin-Acra L.L.C.

McDavid Frisco-Hon L.L.C.

McDavid Grande, L.L.C.

McDavid Houston-Hon, L.L.C.

McDavid Houston-Niss, L.L.C.

McDavid Irving-Hon, L.L.C.

McDavid Outfitters, L.L.C.

McDavid Plano-Acra, L.L.C.

Mid-Atlantic Automotive Services, L.L.C.

Mississippi Automotive Services, L.L.C.

Missouri Automotive Services, L.L.C.

NP FLM L.L.C.

NP MZD L.L.C.

NP VKW L.L.C.

PLANO LINCOLN-MERCURY, INC.

Precision Computer Services, Inc.

PRECISION ENTERPRISES TAMPA, INC.

Precision Infiniti, Inc.

PRECISION MOTORCARS, INC.

Precision Nissan, Inc.

Premier NSN L.L.C.

Premier Pon L.L.C.

Prestige Bay L.L.C.

Prestige TOY L.L.C.

Q Automotive Brandon FL, LLC

Q Automotive Cumming GA, LLC

Q Automotive Ft. Myers FL, LLC

Q Automotive Group L.L.C.

Q Automotive Jacksonville FL, LLC

Q Automotive Kennesaw GA, LLC

Q Automotive Orlando FL, LLC

Southern Atlantic Automotive Services, L.L.C.

Tampa Hund, L.P.

Tampa Kia, L.P.

Tampa LM, L.P.

Tampa Mit, L.P.

Texas Automotive Services, L.L.C.

Thomason Auto Credit Northwest, Inc.

Thomason Dam L.L.C.

Thomason Frd L.L.C.

Thomason Hund L.L.C.

Thomason Pontiac-GMC L.L.C.

WMZ Motors, L.P.

WTY Motors, L.P.